AMENDMENT NO. 1 TO
ADVISORY SERVICES AGREEMENT

AMENDMENT NO. 1 TO ADVISORY SERVICES AGREEMENT, effective as of January 1, 2005, by and between BERKSHIRE INCOME REALTY, INC., a Maryland corporation (the “Company”), and BERKSHIRE PROPERTY ADVISORS, L.L.C., a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H:

WHEREAS, the Company and the Advisor entered into that certain Advisory Services Agreement dated as of January 9, 2003 (the “Advisory Agreement”); and

WHEREAS, the parties are desirous of amending certain provisions of the Advisory Agreement, all upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Section 9(a) of the Advisory Agreement shall be and hereby is amended by revising the third sentence thereof to read as follows:

Notwithstanding the foregoing, there shall be no asset management fee payable with respect to the Interests acquired by the Company pursuant to the Exchange, and in no event shall the asset management fee payable during any calendar year exceed the sum of $1,600,000.00.

Except as specifically set forth herein, the Advisory Agreement remains in full force and effect without modification, and the parties hereto hereby ratify and affirm the Advisory Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment, to take effective as of the 1st day of January, 2005, as a sealed instrument.

BERKSHIRE INCOME REALTY, INC.	BERKSHIRE PROPERTY ADVISORS, L.L.C.

By:_/s/ David C. Quade______________	By:_/s/ Douglas Krupp________________
David C. Quade            Douglas Krupp
President            Chairman